Item 77C
Morgan Stanley Special Value Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The meeting was held on August 1, 2006 and the
voting results with respect to these proposals were as
follows:

(1) Election of Trustees:

                                      For     Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................  16,278,9  370,296      0       0
                                          30
Kathleen A.                         16,291,2  357,980      0       0
Dennis....................                46
James F.                            16,285,0  364,201      0       0
Higgins.....................              26
Joseph J.                           16,282,8  366,379      0       0
Kearns.....................               48
Michael F.                          16,276,6  372,604      0       0
Klein......................               22
W. Allen                            16,276,5  372,639      0       0
Reed......................                87
Fergus                              16,270,4  378,785      0       0
Reid........................              41

(2) Elimination of certain fundamental investment
restrictions:

                                        For     Again  Absta      BNV*
                                                  st     in
Elimination of the fundamental        14,288,3   405,5  291,5  1,663,6
policy restricting the Fund's               53      80     95       99
ability to pledge
assets..........................
Elimination of the fundamental        14,235,9   461,0  288,5  1,663,6
policy restricting purchases of             35      42     51       99
securities on
margin.............................
Elimination of the fundamental        14,306,8   380,2  298,3  1,663,6
policy prohibiting investments in           76      77     74       99
oil, gas, and other types of
minerals or mineral leases.........
Elimination of the fundamental        14,262,4   434,7  288,3  1,663,6
policy prohibiting or restricting           61      22     45       99
the purchase of securities of
issuers in which Directors or
Officers have an
interest............................
Elimination of the fundamental        14,289,6   395,0  300,8  1,663,6
policy prohibiting investments for          88      36     03       99
purposes of exercising
control....................
Elimination of the fundamental        14,247,3   443,6  294,5  1,663,6
policy regarding investments in             71      45     11       99
unseasoned
companies.................

(3) Modify certain fundamental investment restrictions for:

                                        For     Again  Absta    BNV*
                                                  st     in
Modify fundamental policy regarding   14,355,7   357,9  271,7  1,663,6
diversification............                 56      73     99       99
Modify fundamental policy regarding   14,233,0   473,2  279,1  1,663,6
borrowing money......                       55      93     80       99
Modify fundamental policy regarding   14,258,8   449,0  277,6  1,663,6
loans..............                         11      40     77       99
Modify fundamental policy regarding   14,265,2   437,4  282,7  1,663,6
investment in commodities, commodity        90      46     92       99
contracts and futures
contracts................
Modify fundamental policy regarding   14,305,4   377,0  303,0  1,663,6
issuance of senior securities..             18      28     82       99

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                        For     Again  Absta    BNV*
                                                  st     in
Reclassification as non-fundamental   14,238,6   458,5  288,3  1,663,6
the fundamental policy regarding the        49      12     66       99
short sale of
securities....................
Reclassification as non-fundamental   14,306,3   390,3  288,8  1,663,6
the fundamental policy prohibiting          60      67     00       99
investments in other investment
companies.............

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.